PART II— OFFERING CIRCULAR

Capital Cities Fund, LLC

(the “Company”)

Preliminary Prospectus dated July 18, 2018

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The Company may elect to satisfy its obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Capital Cities Fund, LLC (“CAPITAL CITIES FUND,” the “Fund,” the "Company" or “the Issuer”), a Maryland limited liability company, is offering, on a “best-efforts” basis up to $5,000,000 in principal amount (the “Offering”) of Preferred Membership Interests bearing a preferred return of seven (7%) percent per annum (the “Preferred Interests”) of Capital Cities Fund. Such 7% annualized return is not guaranteed. The Offering will begin as soon as practicable following qualification of the Offering Statement and shall continue for a period of one (1) year, unless further extended by the Manager of Issuer. The Company's principal executive offices are located at 16000 Trade Zone Avenue/Unit 105 Upper Marlboro, MD 20774. Preferred Returns will not be paid unless there is cash available to make such distributions from the profits derive from the Company’s lending activities. In other words, after expenses are made, but prior to any other profit distributions are made, the Preferred Members will receive a return of 7% of their Capital Account Balance.

  This is our offering, and no public market currently exists for our Preferred Interests. The Company will be managed by Tradewinds Realty Partners, LLC (the “Manager”), lead by Sherman Ragland as outlined on Page 54 . The Company has set a minimum investment of $10,000. Therefore, purchasers of our Preferred Interests qualified hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

The Company is considered an “emerging growth company” under Section 101(a) of the Jumpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed fiscal year.

See the section entitled “RISK FACTORS” beginning on page 7 for a discussion of risks to consider before purchasing our Preferred Interests.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

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PROSPECTUS SUMMARY

This summary contains basic information about us and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to "we," "our," "us," “The Company,” and “Capital Cities Fund,” refer to Capital Cities Fund, LLC

We were formed on April 8, 2013 and have not yet commenced operations.

We are not a blank check company and do not consider ourselves to be a blank check company as we:

•	Have a specific business plan. We have provided a detailed plan for the next twelve (12) months throughout our Prospectus.

•	Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

Since our inception on April 8, 2013 through December 31, 2017, we have not generated any revenues and incurred losses of ($19,308.50) We anticipate the commencement of generating revenues in the next twelve months. The capital raised in this offering has been budgeted to cover the costs associated with beginning to operate our company, working capital, and lending related costs. We intend on using the majority of the proceeds from this Offering for the purposes of lending to real estate entrepreneurs. However, some of our operating expenses, such as accounting costs, will likely require cash. There is no way to predict or otherwise detail expenses.

Some of our material risk factors include:

•	We were recently organized and have limited operating history.
•	We currently have no assets and there may be a delay before we can generate sufficient revenue to pay interest on the Preferred Interests.
•	If we cannot generate sufficient revenue and cease operations, you may lose your entire investment.
•	We are highly dependent on our officers and directors.
•	Investment in secured real estate lending is speculative and we will be highly dependent on the performance of the real estate market.
•	Hard money lending of the type which we propose to engage in are higher risk than general real investment loans because these loans are based less on the creditworthiness of the borrower and more on the underlying collateral securing the loan. As such, hard money loans are subject to higher risks of default, which may affect our ability to make the payment obligations under the Preferred Interests. There is no guarantee that we will be able to provide a 7% annualized return on Preferred Members’ Capital Account Balances as provided in the Operating Agreement of the Company. Preferred Returns will not be paid unless there is cash available to make such distributions from the profits derive from the Company’s lending activities. In other words, after expenses are made, but prior to any other profit distributions are made, the Preferred Members will receive a return of 7% of their Capital Account Balance.

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The Company has set a minimum investment requirement of $10,000, but may accept subscriptions for less at the discretion of our Managers. The Managers will determine to accept less subscriptions if the potential investor has the requisite experience in investing in similar investments, but their net worth is such to where a $10,000 investment could be considered too risky under 251(D)(2)(I)(C). The Manager will subjectively evaluate the experience of such an investor. Such investors that have a net worth less than $200,000 will be asked to provide an additional investor questionnaire prior to their Subscription Agreement being accepted by the Company. We will disclose the new minimum subscription amount through a post-qualification amendment. We do intend to place the funds into a segregated account up to $500,000 that will be held in escrow by our intended transfer and escrow agent. We do not have any current arrangements. Once the Company reaches $500,000, the Company will immediately use funds to carry out its intended business plan. If we do not reach the minimum amount of $500,000 within 180 days of the first Subscription Agreement, the Company shall return funds to Subscribers, without deduction within 48 hours of the end of the 180 day period. All funds received after the minimum of $500,000, will be deposited into the Company’s operating account and will be immediately available to the Company after a subscription is accepted.

Purchasers of our Preferred Interests qualified hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment. Subscription Agreements will remain revocable until such time that they are accepted by the Company. Upon acceptance, the Company will return a countersigned copy of the Subscription Agreement to the Subscriber and the Subscriber will become a Member of the Company.

The Company will typically issue Preferred Interests on the same or next day, after deposit by the Company of the subscriber's payment check or receipt of a wire transfer and the check or wire transfer is collected by the Company's bank. See "SUMMARY OF OPERATING AGREEMENT" on page 30. Such rates are paid on all Preferred Interests issued between the start of business on that Monday and the close of business on the last Friday of that month. Interest is calculated and accrues daily.

The Company is offering the Preferred Interests directly to investors through its own employees on an ongoing and continuous basis. The Preferred Interests will be issued $1,000 per Preferred Interest, and are not being sold through commissioned sales agents or underwriters. See "PLAN OF DISTRIBUTION" on page 15.

Offering expenses to be borne by the Manager without consideration are estimated at approximately $15,000.

There will be no public market for the Preferred Interests. The Preferred Interests will not be transferable without the prior written consent of the Company. The Company's consent will be withheld for reasons considered appropriate by the Company. These reasons may include the Company's determination that such transfer might result in a violation of any state, Federal, or other applicable securities law. The Company reserves the right to withdraw or terminate the offering hereby at any time and may reject any offer to purchase Preferred Interests in whole or in part.

See the section entitled “RISK FACTORS” beginning on page 7 for a discussion of risks to consider before purchasing our Preferred Membership Interests.

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INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

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EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as an emerging growth company.

We hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

•	The end of the fiscal year in which our annual revenues exceed $1 billion.

•	The end of the fiscal year in which the fifth anniversary of our IPO occurred.

•	The date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt.

•	The date on which we qualify as a large accelerated filer.

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RISK FACTORS

Investors in Capital Cities Fund should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

General Risks Related to Our Business

We are an emerging growth company organized in April 2013 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment.

We were organized in April 2013, but did not start operations until recently. As a result of our start-up operations we have; (i) generated no revenues, (ii) will accumulate deficits due to organizational and start-up activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of properties for purchase, the level of our competition and our ability to attract and maintain key management and employees.

We are significantly dependent on Sherman Ragland. The loss or unavailability of his services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Sherman Ragland. It would be difficult to replace Mr. Ragland at such an early stage of development of Capital Cities Fund. The loss by or unavailability of Mr. Ragland’s services would have an adverse effect on our business, operations and prospects, in that our inability to replace Mr. Ragland could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Ragland, should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Ragland, we would be required to cease pursuing our business opportunity, which could result in a loss of your investment

We have limited financial statements that offer no indication of the potential success of the Company.

Because the Company is newly formed, the Company is able to provide only limited financial statements. Accordingly, prospective Investors will be required to make their investment decision based on this limited financial information regarding the Company.

You may not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

You will be unable to evaluate the economic merit of our investments before we invest in them and will be entirely relying on the ability of Tradewinds Realty Partners, LLC, our Manager, to select our investments. Furthermore, our Manager will have broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants, managers or borrowers. These factors increase the risk that your investment may not generate returns comparable to our competitors.

Our Manager will have complete control over the Company and will therefore make all decisions of which Members will have no control.

Tradewinds Realty Partners, LLC, our Manager, shall make certain decisions without input by the Members. Such decisions may pertain to employment decisions, including our Manager’s compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties.

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An investment in the Preferred Interests is highly illiquid. You may never be able to sell or otherwise dispose of your Preferred Interests.

Since there is no public trading market for our Preferred Interests, you may never be able to liquidate your investment or otherwise dispose of your Preferred Interests. The Company does currently have a redemption program, but it is highly restrictive and there is no guarantee that the Company will ever redeem or "buy back" your Preferred Interests. We expect to begin redeeming units in year five (5) with the hope to redeem all of the Members’ Preferred Interests by the end of year seven (7). We hope to accomplish this by selling or refinancing all Properties by year seven so as to be able to return all Capital Contributions and unpaid Preferred Distributions.

Our Manager, Sherman Ragland, will not devote his full working hours to the Company.

Mr. Ragland will be free to manage and advise accounts other than the Company’s account, and may establish, operate, or provide services to, investment vehicles similar to the Company. While Mr. Ragland will provide the Company with such time, care and attention as he reasonably believes is necessary for the successful operation of the Company, he will be under no obligation to spend any particular amount of time, care or attention on the business or operations of the Company.

Mr. Ragland is active in other business endeavors. Accordingly, he will not devote his full attention to the operations of the Company, but will give such time as is reasonably necessary for the management of the affairs of the Company. Mr. Ragland and any officers, managers, members, and employees of such persons may engage in transactions or investments, or cause or advise other customers to engage in transactions which may differ from, or be identical to, the transactions engaged in by the Company.

The Company may suffer from a lack of capitalization.

Mr. Ragland will make a nominal equity investment in the Company. Should the Company default on any of the payments due under the Preferred Interests; the Company will possess minimal equity capital and minimal assets in excess of the Investors’ investments. With nominal capitalization, any liquidating distribution will be inadequate to return the Investors’ principal of their investments.

We may lack diversification due to limited to proceeds from Offering.

Our diversification will be limited by the number of Preferred Interests sold and by future income from operations. Thus, most or even all of our available funds may be invested in a limited number of specific income producing loans.

The real estate lending business is highly competitive.

The real estate lending business is highly competitive. Due to the nature of real estate lending, our profitability resulting from that aspect of our business will depend to a large degree upon the future availability of secured loans. We will compete with investors unrelated to us, institutional lenders and others engaged in the real estate lending business, some of whom have greater financial resources and experience than we do. Because real estate lending is a highly competitive business and institutional or other lenders may have other advantages over us in conducting their business and providing services to potential borrowers.

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Risks Related to the Preferred Interests and Real Estate Business in General

The profitability of lending activities is uncertain.

Because the majority of loans we intend to issue are hard money loans, we will be subject to a higher degree of risk than if we provided traditional loans. Hard money loans are subject to higher risks of default. A hard money loan is made based more on the collateral (i.e., property) to secure the loan than on the credit worthiness of the borrower. Instead of evaluating a loan's risk based on a borrower’s financial position, we will look more to the asset backing the loan. As a result, traditional hard money borrowers do not qualify for traditional loans and have to turn to hard money lenders for funding. By their nature, these borrowers are at higher risk of default. As a result, we may be subject to a higher risk of default, which will result in costs of foreclosure to recoup the principal of the loan. If we have difficulty foreclosing on the property securing the loan or if we are caught in a down market and are unable to resell the property at a sufficient price to recoup the principal of the loan, we will experience a loss on the subject loan, which will affect our ability meet our payment obligations on the Preferred Interests.

There is a risk of default on any of the loans we make.

We are lending to borrowers that are providing notes that are secured by real estate. Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations. If we experience higher levels of defaults, delinquencies or losses from loans we issue than we anticipate, our profitability may be impaired. In the event that our portfolio of loans funded by the Proceeds of this Offering experience greater defaults, higher delinquencies or higher net losses than anticipated, our income could be negatively affected and our ability to distribute profits could be impaired.

This offering is a blind pool offering, and therefore, Investors will not have the opportunity to evaluate some of our investments before we make them, which makes investments more speculative.

We will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the acquisition of or investment in interests in assets. However, because, as of the date of this Offering, we have not identified the assets we expect to acquire and because our Investors will be unable to evaluate the economic merit of assets before we invest in them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our Investors’ investment may not generate returns comparable to our competitors.

Should a tax deed sale occur on a property securing one of our loans, the lien securing the Company’s investment could be removed from the subject real estate.

In the event a tax deed sale occurs on the subject real estate, the Company’s interest in the subject real estate may be eliminated. The Company will mitigate this risk by monitoring delinquent tax deadlines and expending capital to resolve issues before they lead to a tax deed sale.

The Company will reserve the right to prepay the Preferred Interests.

The Company reserves the right to make early repayment to any and all Investors before the maturity date set forth in the Preferred Interests without any additional payment or fee to the Investor. This means the Company has the right to hold the Investor’s money until the end of the maturity date set forth on the Preferred Interests or to make early repayment at its discretion without any penalty.

The Preferred Interests are arbitrarily valued.

Our offering price is arbitrary and does not reflect the book value of our Preferred Membership Interests.

The underlying property which secures our interest on a particular hard money loan may be insufficient.

If we are forced to foreclose on a defaulted loan, the proceeds from the foreclosure of the underlying property securing the loan may be inadequate to cover the principal amount of the loan resulting in loss and our income could be negatively affected and our ability to distribute profits could be impaired.

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We will be subject to the risks associated with interest rate fluctuations.

If interest rates rise above the average interest rate being earned by our loan portfolio or if interest rates rise such that the real estate market becomes depressed, your investment may be adversely affected. Real estate lending rates are subject to abrupt and substantial fluctuations. If prevailing interest rates rise above the average interest rate being earned by our loan portfolio, investors may wish to liquidate their investment in order to take advantage of higher returns available from other investments but may be unable to do so.

The lending business is a highly regulated industry. If we do not comply with applicable regulations, we could be subject to fines or other regulatory actions.

Our failure to comply with all applicable state regulations governing the making of loans to borrowers in a particular state, including regulations concerning a lender's advertising and marketing efforts, and the proper securitization or our loans could impact our ability to fund or enforce our loans in that state, which would have an adverse impact on our profitability. States may have differing regulations and rules that govern the activities of lenders who make loans to borrowers within that state. These regulations and rules may affect, among other things, the nature of advertising and other marketing efforts that a lender can engage in to solicit borrowers and the manner in which loans are closed and serviced. Our Managers will undertake efforts to comply with all applicable regulations and rules in each state that govern our lending activities in that state. If we fail to comply with all such regulations and rules in any particular state, it could impact our ability to fund or enforce our loans in that state, and thus adversely impact our yield.

We may be subjected to accounting and collecting errors.

If we experience problems with our accounting and collection systems, our ability to pay interest on the Preferred Interests may be impaired. Potential problems with our in-house loan accounting and collection systems could materially and adversely affect our collections and cash flows. Any significant failures or defects with our accounting and collection systems could adversely affect our results of operations, financial conditions and cash flows and our ability to distribute profits to the Members.

Risks Related to Our Corporate Structure

We do not set aside funds in a sinking fund to pay distributions or redeem the Preferred Interests, so you must rely on our revenues from operations and other sources of funding for distributions and withdrawal requests. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on or redeem the Preferred Interests. Accordingly, you will have to rely on our cash from operations and capital transactions for distributions and payments. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund required distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your Preferred Interests is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

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You will have limited control over changes in our policies and operations, which increases the uncertainty and risks you face as a Member.

Our Managers determine our major policies, including our policies regarding financing, growth and debt capitalization. Our Managers may amend or revise these and other policies without a vote of the Members. Our Managers’ broad discretion in setting policies and our Members’ inability to exert control over those policies increases the uncertainty and risks you face as a Member. In addition, our Managers may change our investment objectives without seeking Member approval. Although our board has fiduciary duties to our Members and intends only to change our investment objectives when the board determines that a change is in the best interests of our Members, a change in our investment objectives could cause a decline in the value of your investment in our company.

Our ability to make distributions to our Members is subject to fluctuations in our financial performance, operating results and capital improvements requirements.

Currently, our strategy includes paying a dividend to investors under this Offering that would result in a return in of approximately 7% annualized return on investment, of which there is no guarantee. In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable to declare or pay dividends to our Members. The timing and amount of distributions are in the sole discretion of our Members which will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, our taxable income and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to fund distributions.

Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

We are not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Company Act of 1940, an “investment company” is defined as an issuer which is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type, or has been engaged in such business and has any such certificate outstanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

We intend to operate in such manner as not to be classified as an "investment company" within the meaning of the Investment Company Act of 1940 as we intend on primarily holding real estate. The management and the investment practices and policies of ours are not supervised or regulated by any federal or state authority.  As a result, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted

If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

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In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

We do not believe that at any time we will be deemed an “investment company” under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an “investment company,” we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this Offering as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an “investment company” any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an “investment company” under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

Insurance Risks

We may suffer losses that are not covered by insurance.

The geographic areas in which we lend may be at risk for damage to property due to certain weather-related and environmental events, including such things as severe thunderstorms, flooding, tornadoes, snowstorm, and sinkholes. To the extent possible, the Manager may but is not required to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

The Manager expects to obtain a lender’s title insurance policy and will require that owners of property securing its loans maintain hazard insurance naming the Company as the beneficiary. All decisions relating to the type, quality and amount of insurance to be placed on property securing its loans will be made exclusively by the Manager. Certain types of losses that may impact the security for the loans could be of a catastrophic nature (due to such things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of a substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Company without security for its loans.

Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property, and a lawsuit could have to be initiated to force them to provide coverage, resulting in further losses in income to the Company. Additionally, properties securing the loans may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues.

Further, when a borrower defaults on a loan, it is likely they will allow their hazard insurance to lapse. The Manager will attempt to obtain its own insurance policies on such properties, to the extent such lender’s policies are available, but it is possible that some of the properties securing the loan may be uninsured for a period of time or uninsurable. If damage occurred during a time when a property was uninsured, the Company may suffer a loss of its security for a loan.

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Risks Related to Taxes

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Preferred Interests.

An investment in Preferred Interests involves material income tax risks which are discussed in detail in the section of this offering entitled “TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES” starting on page 28. You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Preferred Interests. We will not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

You may realize taxable income without cash distributions, and you may have to use funds from other sources to fund tax liabilities.

As a Member of the Company, you will be required to report your allocable share of our taxable income on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that your Preferred Interests will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

You may not be able to benefit from any tax losses that are allocated to your Preferred Interests.

Preferred Interests will be allocated their pro rata share of our tax losses. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income”, which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

We may be audited, which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of us could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment in us, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each partner, and our Managing Member is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Managing Member may choose to extend the statute of limitations as to all partners and, in certain circumstances, may bind the partners to a settlement with the Internal Revenue Service. Further, our Managing Member may cause us to elect to be treated as an electing large Company. If it does, we could take advantage of simplified flow-through reporting of Company items. Adjustments to Company items would continue to be determined at the Company level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our Managing Member will have the discretion in such circumstances either to pass along any such adjustments to the partners or to bear such adjustments at the Company level.

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State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties acquired through foreclosure may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Preferred Interests.

 Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Preferred Interests. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Member. Any such changes could have an adverse effect on an investment in our Preferred Interests or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Preferred Interests and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Preferred Interests.

THE FOREGOING LIST OF RISK FACTORS AND POTENTIAL CONFLICTS OF INTEREST REPRESENT A COMPLETE EXPLANATION OF THE MATERIAL RISKS AND OTHER FACTORS INVOLVED IN THIS OFFERING. POTENTIAL INVESTORS SHOULD READ THIS OFFERING STATEMENT IN ITS ENTIRETY BEFORE DECIDING TO INVEST IN THE COMPANY.

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DETERMINATION OF OFFERING PRICE

Our Offering Price is arbitrary with no relation to value of the company. This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Preferred Interests offered under this offering.

If the maximum amount of Preferred Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Preferred Interests outstanding.

If the minimum amount of Preferred Interests are sold under this Offering, the purchasers under this Offering will own 100% of the Preferred Interests outstanding.

The Manager believes that if the maximum amount of the Preferred Interests are sold under this Offering, the Company will receive a total of $5,000,000.

The Manager believes that if the minimum amount of the Preferred Interests are sold under this Offering, the Company will receive a total of $500,000.

PLAN OF DISTRIBUTION

This Offering shall remain open for one year following the Qualification Date of this Offering.

The Preferred Interests are self-underwritten and are being offered and sold by Capital Cities Fund on a “best efforts” basis. No compensation will be paid to Capital Cities Fund, Capital Cities Fund’ Manager, or any affiliated company or party with respect to the sale of the Preferred Interests. This means that no compensation will be paid with respect to the sale of the Preferred Interests to Sherman Ragland or his companies. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers. The applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they a) perform substantial duties at the end of the offering for the issuer; b) are not broker dealers; and c) do not participate in selling securities more than once every 12 months, except for any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither Capital Cities Fund, its Manager, nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers.

Capital Cities Fund plans to primarily use Tradewinds Realty Partners, LLC’s and Sherman Ragland’s current network of real estate investors of which he already has a pre-existing relationship to solicit investments. Capital Cities Fund, subject to Rule 256 of the 33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. Capital Cities Fund plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the Company website. The Company website has not yet been developed and may never be.

Please note that Capital Cities Fund will not communicate any information to prospective investors without providing access to the Offering. The Offering may be delivered through the website that is not yet developed, through email, or by hard paper copy.

However received or communicated, all of our communications will be Rule 256 compliant and not amount to a free writing prospectus. We will not orally solicit investors and no sales will be made prior to this offering statement being declared qualified and a final Offering is available. The screens within the Capital Cities Fund website will be Capital Cities Fund project specific, including the “Home,” “How Capital Cities Fund Works,” “Invest,” “Blog,” and “FAQ” pages. The policies, management, and contact sections will also be Capital Cities Fund specific.

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Prior to the acceptance of any investment dollars or Subscription Agreements, Capital Cities Fund will determine which state the prospective investor resides. Investments will be processed on a first come, first served basis, up to the Offering Amount of $5,000,000. Subscription Agreements will remain revocable until such time that they are accepted by the Company. Upon acceptance, the Company will return a countersigned copy of the Subscription Agreement to the Subscriber and the Subscriber will become a Member of the Company.

The Offering Period will commence upon the Offering Statement being declared qualified.

Capital Cities Fund is a statutory underwriter and will be required to comply with all obligations imposed on statutory underwriters under the 33 Act. No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investor’s annual income or net worth. Different rules apply to accredited investors and non-natural persons.

Quarterly, the Manager will report to the Members and will supplement this Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Members and prospective Members.

In compliance with Rule 253(e) of Regulation A, the Manager shall revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide update financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252.

USE OF PROCEEDS

The net proceeds to us from the sale of up to $5,000,000 in Preferred Interests offered will vary depending upon the total number of Preferred Interests sold. Our Manager has agreed to bear the costs associated with this Offering and therefore, those costs are not reflected in this Use of Proceeds table. The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of the Preferred Interests. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

The offering scenarios presented below are for illustrative purposes only and the actual amounts of proceeds, if any, may differ.

	10%	25%	50%	75%	100%
Gross Proceeds	$500,000	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Offering Expenses[1]	$-	$-	$-	$-	$-
Selling Commissions & Fees[2]	$-	$-	$-	$-	$-
Net Proceeds	$500,000	$1,250,000	$2,500,000	$3,750,000	$5,000,000
Funding Real Estate Loans/Lending Activities[3]	$485,000	$1,220,000	$2,465,000	$3,701,250	$4,966,250
Working Capital[4]	$10,000	$25,000	$25,000	$33,750	$33,750
Legal and Accounting	$5,000	$5,000	$10,000	$15,000	$15,000
Total Use of Proceeds	$500,000	$1,250,000	$2,500,000	$3,750,000	$5,015,000

______

(1)

These costs assume the costs related with completing this Form 1-A as well as those costs related to the services our legal costs ($15,000). To date, our Manager’s contributions have been used to purchase the LLC Interests of the Company. It is the intent of Manager to provide for these offering expenses in exchange for LLC Interests in the Company.

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(2)

The Company does not intend on paying selling commissions or fees. In the event that the Company enters into an agreement with a licensed broker dealer, this Offering and Use of Proceeds table will be amended accordingly.

(3)	We plan to lend to real estate entrepreneurs with the proceeds from this Offering.

(4)	Costs for accounting and legal fees for the next 12 months.

The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

As of December 31, 2017, the Manager has paid for all of the expenses on behalf of the Company and the balance will be paid by the Manager regardless of the number of Preferred Interests sold. Our Offering expenses are comprised of legal and accounting expenses, SEC and EDGAR filing fees. Our Manager will not receive any compensation for their efforts in selling our Preferred Interests.

We will pay the offering expenses regardless of the amount of Preferred Interests we sell. We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend to use the proceeds to acquire assets or finance the acquisition of other businesses. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connection with this Offering, we will issue an amended Offering reflecting the new uses.

In all instances, after the qualification of this Form 1-A, the Company will need some amount of working capital to maintain its general existence and comply with its reporting obligations. In addition to changing allocations because of the amount of proceeds received, we may change the use of proceeds because of required changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds. Therefore, management decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions.

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SELECTED FINANCIAL DATA

The following summary financial data should be read in conjunction with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION” and the Financial Statements and Preferred Interests thereto, included elsewhere in this Offering. The statement of operations and balance sheet for the year ended December 31, 2016 and December 31, 2017 are derived from our unaudited financial statements.

	At December 31, 2016	At December 31, 2017

TOTAL ASSETS	$9	$84

LIABILITIES AND MEMBERS’ EQUITY

LIABILITIES

Current Liabilities	-	-

TOTAL LIABILITIES	-	-

TOTAL MEMBERS’ EQUITY	9	84

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$9	$84

	For the year ended December 31, 2016	For the year ended December 31, 2017

Revenues	$-	$-

Expenses	$6,025	$84

Net Income (Loss)	($6,025)	$84

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

Critical Accounting Policies

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. We have elected to take advantage of this extended transition period, and thus, our financial statements may not be comparable to those of other reporting companies. Accordingly, until the date we are no longer an “emerging growth company” or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, we will disclose the date on which adoption is required for non-emerging growth companies and the date on which we will adopt the recently issued accounting standard.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

OVERVIEW

Capital Cities Fund, LLC is an emerging growth company which was formed on April 8, 2013. We have commenced only limited operations, primarily focused on organizational matters in connection with this offering. We intend on generating revenues in two ways: from quick turnaround assets and long term hold investments.

We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. Neither management of the Company, nor the majority Member of the Company, have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

Results of Operations

We generated no revenues for the years ended December 31, 2016 and December 31, 2017. For the year ended December 31, 2016, we generated losses of $6,025 compared to December 31, 2017 where we generated losses of $84. Most of expenses were due to legal fees related to this offering.

Assets

We currently have no assets other than $9 in cash.

Liabilities

We currently have no liabilities.

Liquidity and Capital Resources

As of December 31, 2017, the Company had $84 in cash and total liabilities of $0. For the years end December 31, 2016 and December 31, 2017, the Company incurred $6,025 and $84 in expenses, respectively. The Company hopes to raise $5,000,000 in this Offering. Upon the qualification of the Form 1-A, the Company plans to pursue its investment strategy of loaning proceeds to real estate entrepreneurs. Operations will not commence until the Company has enough capital to loan proceeds to real estate entrepreneurs within the confines of this Offering. There can be no assurance of the Company’s ability to do so or that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.  Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

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Related Party Transactions

Since our formation, we have raised capital from a Principal of our Manager, Sherman Ragland. The Manager has provided $19,415 in cash for Company expenses. In exchange, the Manager received 100% of the LLC Interests.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Employees

We are an early stage, emerging growth company and currently have no salaried or waged employees. The management company, Tradewinds Realty Partners Group, Inc has three full time employees, three independent contractors and two offices. Our sole officers and director currently serve the Company for no compensation.

Our Manager is spending the time allocated to our business in handling the general business affairs of our Company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our Form 1-A, developing our business plan and researching investment opportunities. Upon effectiveness and successful raise, the principals of the Manager will devote additional working hours to the Company.

INVESTMENT POLICIES OF COMPANY

In all types of investment, our policies may be changed by our Manager without a vote by Members or, in the case of this Offering, Preferred Members.

  We will seek out real estate entrepreneurs (borrowers) that are in need of capital for the real estate projects. We will lend Company capital to borrowers. Such borrowing will be evidence by a note and deed of trust or mortgage secured by real property.

We intend to evaluate each lending opportunity/investment in the following manner:

1.	Obtain current information on the owner/borrower of the property.
2.	Determine if the underlying property is in need of rehab and if so, to what extent.
3.	Evaluate the legal climate in the state which the property is located.

Further, potential investors should be advised:

a)	We do not intend issue senior securities at some time in the future.
b)	We do not intend to borrow any capital outside of this Offering.
c)	We have no intention of initiating personal loans to other persons.
d)	We have no intention of investing in the securities of other issuers for the purpose of exercising control.
e)	We have no intention to underwrite securities of other issuers.
f)	We do not intend to engage in the purchase and sale (or turnover) of investments that are not real estate related at some time in the future.
g)	We do not intend to offer our securities in exchange for property.
h)	We do not intend to acquire other securities of other funds.
i)

We intend to make annual or other reports to security holders including 1-Ks, 1-SAs, 1-Us, and exit reports on Form 1-Z as deemed necessary. Such reports will include the required financial statements.

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We will update our Investors via 1-Us within a few business days, 1-SAs semi-annually, and other Member reports if there are any changes in our investment policy or our borrowing policies.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

Our policy with respect to our Manager concerning certain transactions is as follows:

We do not intend on issuing senior securities. We have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets and securities. In the event that we foreclose on a property, which we hope to be rare, we may encumber our properties that we acquire with bank financing but we intend that such financing will generally not exceed 80% of the value of the property. The purpose of such financing would be for rehabilitation of the underlying property and for other sales costs so that we may successfully and profitably dispose of a property.

Conflicts of Interest

There are currently no conflicts of interest between the Company, our Manager, our Manager’s Principals, or affiliates.

The Company will maintain the following policies to avoid certain conflicts of interest:

i)	Our Manager and affiliates do not own or have an interest in properties that the Company will lend. .

ii)	No affiliate of the Company places mortgages for the Company or otherwise acts as a finance broker or as insurance agent or broker receiving commissions for such services.

iii)

No affiliate of the Company acts (a) as an underwriter for the Offering, or (b) as a principal underwriter for the offering thereby creating conflicts in performance of the underwriter’s due diligence inquiries under the Securities Act.

iv)	The compensation plan for the Manager currently does not create a conflict between the interests of the Manager and that of the Company.

DESCRIPTION OF BUSINESS

Background Overview

Capital Cities Fund, LLC was formed in the State of Maryland in August of 2013. We have no plans to change our business activities or to combine with another business, and we are not aware of any events or circumstances that might cause our plans to change. The Manager of the Company do not have any plans or arrangements to enter into a change of control, business combination or similar transaction or to change management.

The Company was formed to engage in the business of providing short-term secured real estate lending in Maryland, Virginia, and the District of Columbia. As the Company’s operations expand, loans may be made on properties located in other states as the market evolves, (“Lending”) to real estate investors. Through our affiliation with Tradewinds Realty Partners, LLC (“Tradewinds Realty Partners”), we will have access to a large database of potential borrowers and plan to make short-term secured rehab loans (“Loans”) to these potential borrowers and other borrowers. This database was compiled by collecting email addresses from people that have shown interest in Mr. Ragland’s real estate investment education offerings.

The Company will be managed by Tradewinds Realty Partners through its sole principal Sherman Ragland.

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Tradewinds Realty Partners’ ability to evaluate potential loan candidates and underlying assets stems from Sherman Ragland’s (Tradewinds Realty Partners’ principal) experience in Maryland.

In the next 12 months, the Company will fund Hard Money Loans as funds from this Offering readily become available. As the Company awaits for funds to be raised pursuant to this Offering, it will identify and evaluate Loans for funding. Proceeds from the offering will satisfy cash requirements for the next 12 months since Company’s business does not require high overhead expenses.

The Company may do everything necessary and suitable for the accomplishment of the primary purpose or any other purpose, which we may accomplish, which shall, at any time, appear conducive to, or expedient for, the protection or benefit of the Company.

Company Objective

Capital Cities Fund, LLC was formed to offer passive investment opportunities to qualified investors. We will focus on providing a very specialized loan to a small group of borrowers. The Company’s primary objectives are:

•	Generate significant profits by lending to rehab investors with short-term loans at high interest rates in Maryland, Virginia, the District of Columbia, and other states as the Company expands.

•	To become the most reliable and well-known rehab lender in Maryland and other states as it scales.

•	Realize profits and a high rate of return for investors from day one.

Investment Criteria

Our typical Loan will be made to a real estate investor intending to buy and repair a single family home. Occasionally we will finance small, established builders with new construction projects. These are typically financially stable borrowers with years of building experience. Our borrowers will typically have good credit, income to support the loan, and liquid reserves in case something goes wrong. We loan the purchase and repairs, but never loan more than 70% of the property’s after repaired value (ARV). After repaired value is determined by an independent third party appraiser. Our interest rates are high because we believe there is a high demand for rehab loans.

Underwriting of Loans

We have developed internal underwriting standards and procedures to control the inherent risks relating to such loans. The procedures apply standards relating to approval limits, loan-to-value ratios, debt service coverage ratios, the skill and experience of the borrower, and other matters relevant to the loans and their collateral. We determine the skill and experience of the borrower by interviewing the borrower, reviewing referrals, and reviewing financial statements. We determine the loan-to-value ratio based on our estimate of the after-renovation value of the property, or ARV and/or the LTV based on current value. The Company has a policy of pursuing relationships with borrowers who are regularly in the business of purchasing and renovating residential, office, and hotel properties, so that much of the lending is with repeat customers with a demonstrated ability to perform loan obligations. Generally, the Company will not make loans secured by owner-occupied property or loans where the funds will be used for personal, household, or family purposes.

We concentrate on the ratio of the loan amount to the ARV when making a loan and attempt to ensure that this ratio be no greater than 70%. In doing so, we hope to protect ourselves in the event real estate values suffer significant declines. Generally, the value of property securing a Loan would have to decline more than 30% before we would suffer a loss upon the sale of that property after foreclosure (assuming we received the ARV upon such sale). We will primarily make loans in the mid-Atlantic United States, and we target loans to repeat borrowers and where the value of the real estate collateral is in the “average” range relative to other nearby properties. We favor loans of this kind for the following reasons: (i) these properties tend to experience smaller price declines when local real estate values deteriorate due to market conditions, (ii) because our loans are short term, typically six to thirty six months, there is less exposure to long term trends in the market, and (iii) because the collateral securing our loans, once renovated, tends to be in better than average condition in comparison to other properties in the neighborhood, we believe the properties are relatively more desirable than surrounding properties to potential renters and buyers.

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We expect most of our loans will have terms between six (6) months and eighteen (18) months, but we may also lend for up to a period of 36 months secured by properties that have been recently rehabilitated and rented. Loans may be personally guaranteed by the individual borrower or, if the borrower is an entity, by the person with control of the borrower, and, with few exceptions, are secured by a first lien on the underlying real estate.

We have no internal appraisers and, as such, we rely upon multiple sources for the valuation of the property that is collateral for our loans. We consult multiple listing services to obtain comparable data. Additionally, the Company often lends for projects in areas in which the Manager has prior lending experience, so we may look to the Manager for valuation assistance. Although we generally utilize the aforementioned resources that are available, no source is definitive and the Manager can decide in its discretion whether the Company will make the loan. We require title and hazard insurance on the property for all mortgage loans and a recorded deed of trust or mortgage.

In summary, our underwriting criteria will be as follows:

We will not require a FICO score of any minimum level, but will require a proof of funds for downpayment from the Borrower.

We will loan out on properties between $100,000 and up to $2,000,000.

Terms of loans will be six months to eighteen months for properties in need of rehab and then for sale.

We will loan up to 36 months on properties without the need of rehab.

We will require a loan to value based on “after repaired value” of 65%.

We will require a written history and experience from the borrower of previous rehabs and investment purchases for review by our Manager which will also act as our underwriting.

All loans must be unanimously approved by the members of the Manager.

We will require a physical inspection of the property and/or inspection of comparable data for similarly situated properties.

We will require all third party reports prepared at the expense of the Borrower.

We will review the Borrower’s borrowing history with us.

By making smaller loans we also spread our risk among many small loans so that in the event we experience a loss, the loss does not have a significant impact on the capital or earnings of the Company. We intend to continue to limit our lending to projects which we believe will limit the possibilities of losses. If the borrower is unable to repay the loan at maturity of the loan we often negotiate with the borrower to either extend the loan (collecting additional points on the loan) or to sell the property. In order for us to facilitate a sale of the property it may be necessary to finance all or some portion of the purchase price for the buyer of the property. We do not intend to do any such financing, but it may be required for the loan to be repaid. We do not have general terms for such financing; such terms will be negotiated on a case by case basis with the intent to recover as much as possible of the outstanding loan.

Underwriting Fee

We intend on charging an underwriting fee of $1,500 to our Borrowers at the closing of the loan. The Manager will receive this fee after closing and this will not contribute to the income of the Company.

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Balloon Payments

The Loans involve greater risk than traditional loans because they generally have balloon payment features. We anticipate 90% to 100% of future Loans will have balloon payment features. A balloon payment is a large payment of principal at the maturity or payoff of the loan. During the loan period, the terms of a loan with a balloon payment feature may require the borrower to make no principal payments or they may provide for principal payments based on an amortization schedule that is longer than term of the loan. In either case, the borrower will have repaid none or only a small portion of the principal balance. Loans with balloon payment features are riskier than loans with fully-amortized and/or regularly scheduled payments of principal, because the borrower’s ability to fully repay the loan depends on its ability to refinance the loan or sell the property for more than the amount due under the loan when the loan comes due. We use our underwriting procedures to control such risk by generally requiring the ratio of the loan amount to the ARV to be no greater than 65% and up to 70% with compensating factors. We believe that making loans with balloon payment features allows us to make loans with shorter terms. It also allows us to collect additional points, as we make more loans and collect points for each origination or renewal of a loan.

Operations

We currently utilize the property occupied by our Manager, Tradewinds Realty Partners, LLC, at no charge. We have no intention at this time to find any other property for our operations and no agreement with Tradewinds Realty Partners, LLC for use of their space.

Sales and Marketing Approach

All loans will be originated, serviced, and underwritten on behalf of Capital Cities Fund, LLC by Tradewinds Realty Partners. Tradewinds Realty Partners plans on running pay-per-click advertising campaigns through Google and Facebook as one of its principal marketing strategies. These advertisements will drive potential borrowers to our websites where they have the potential of entering our sales funnel with the potential of becoming clients. Tradewinds Realty Partners will also post online classified advertisements each week as well as leverage its memberships in various area investment clubs where we plan on passing out flyers to potential borrowers and will seek exposure to potential clients via the groups’ websites. Finally, Tradewinds Realty Partners will host a variety of educational events including monthly networking meetings as well as Hard Money Lending and other educational classes. If needed we can expand the marketing with additional speaking engagements, classes and a direct mail campaign.

Tradewinds Realty Partners has a commission-based sales force in Maryland and Minnesota. Having a sales team allows us to attend multiple networking groups and provide a high level of service to our clients. Because of its positive reputation, Tradewinds Realty Partners has generated the majority of its business from repeat clients and new referrals and is often asked to speak to groups about its loans and contributions to the real estate investment community.

Business Strategy

Our business strategy is to grow and enhance our profitability by increasing our portfolio of mortgages and increasing our net interest margins. We anticipate that the funds necessary to carry through with this strategy will come from our lending activities and proceeds of this offering. We intend to continue managing our assets and maintaining strict collection procedures for any problem assets in order to increase our profitability. We expect to realize more operating efficiencies and cost controls as we invest the proceeds from this and future offerings, as we do not expect significant additional personnel or facilities will be needed. Due to an increasing portfolio of loans, we expect to hire a full time experienced financial officer.

Our loan programs are currently focused in the mid-Atlantic United States. Depending upon the amount of capital raised in this offering we may expand our loan programs to other cities with similar demographic profiles. We intend to investigate opportunities to lend in other areas where there is a shortage of affordable housing or commercial space. If we decide to lend outside our primary area, we intend to conduct that lending through a reputable, experienced person local to the lender area who has made a significant financial investment in the Company or an affiliate.

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Shared Appreciation Mortgages

In certain circumstances, the Company may find a lending opportunity where they believe that lending funds in exchange for a profit share in the sale of the underlying property will be beneficial to the Company. These types of arrangements are called a Shared Appreciation Mortgages (“SAMS”). As defined, a shared appreciation mortgage is a mortgage in which the lender agrees as part of the loan to accept some or all payment in the form of a share of the increase in value (the appreciation) of the property. In these circumstances, the Company may elect to lend funds at a higher ARV or LTV, depending on the borrower, property, location, and other factors at the discretion of the Management.

Fund Control

The Company will use a form of fund control, either internally or externally, where the Company will evaluate the progress of rehab projects prior to releasing certain funds to the borrower to ensure that funds are properly used and projects are one time.

Market Area and Credit Risk Concentration

Our lending activities are planned to be concentrated primarily in mid-Atlantic United States and surrounding areas.

Competition

The Company faces competition from typically two sources: (a) institutional lenders (such as banks or credit unions) and (b) other private investors. Regarding institutional lenders, the current borrowing climate involving institutional lenders is highly restrictive. According to the Fannie Mae frequently asked questions page and the underwriting guideline Eligibility Matrix taking effect January 1, 2014, some of the restrictive guidelines to real estate investors include: (these guidelines are based on a single family purchase, 30 year fixed rate loan)

•	85% loan to value
•	They will not loan any cost of construction
•	680 credit score (mid score of all three credit bureaus)
•	6 months of Principal, Interest, Taxes, and Insurance in liquid reserves
•	Maximum loan of $417,000
•	No foreclosures in the last 7 years
•	No bankruptcies in the last 4 years
•	Property cannot be titled in the name of an LLC, Corporation or Trust

•	LTV means loan to value (appraised value).
•	LTC means loan to cost to include both purchase price and repairs.
•	Points are the upfront fees required by the borrower.
•	Rate means the annual rate.
•	Term means the amount of time before a loan must be repaid.
•	Frequent Borrower Discounts refers to discounts offered by a lender to frequent borrowers to generate repeat business.

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Non-Performing Assets

Non-performing assets consist of impaired loans and real estate owned and held for sale. Loans that are delinquent for more than 90 days are evaluated for collectability and placed in impaired status when management determines that future earnings on the loans may be impaired. While in impaired status, collections on loans, if any, are recorded as collection of loan principal and no interest is recorded. We currently do not have any loans or assets and thus, do not have any non-performing assets.

Allowance for Loan Losses

We plan to maintain an allowance for loan losses to absorb losses from the loan portfolio, which is based on management’s continuing evaluation of the quality of the loan portfolio, assessment of current economic conditions, diversification and size of the portfolio, adequacy of the collateral, past and anticipated loss experience, and the amount of impaired loans. The allowance is increased by corresponding charges to provision for loan losses, and by recoveries of loans previously written-off. A write-off of a loan decreases the allowance. The adequacy of the allowance is periodically reviewed and adjusted by management based upon past experience, the value of the underlying collateral for specific loans, known or inherent risks in the loan portfolio and current economic conditions.

The most common known risk in the loan portfolio is an impaired loan (i.e., the loan is more than 90 days late and the possibility of collection is remote). If we have specific knowledge or some other reason to consider a loan impaired, management reviews the loan to determine if an impairment loss is required. Collections on the loan reduce the balance of the impaired asset.

If the impaired loan begins performing again, then it is reclassified as a performing asset and will accrue interest retroactively from the last date interest had been previously accrued. If the impaired loan is only partially recovered, or if after all legal remedies have been exhausted, no recovery, or no additional recovery, is available, then the un-recoverable portion is written off against the loan loss allowance and the balance of the loan loss allowance is decreased by the amount of the loan being written-off.

Governmental Regulations

Federal and State Licensing and Supervision. The nature of our current and proposed business does not require us to obtain any licenses under any federal or state law relating to the licensing and regulation of commercial lenders. In addition, because of the commercial nature of our loans, we are not subject to interest and usury laws that limit the amount and type of interest, fees and other charges that we may impose in connection with Loans. Instead, interest rates, fees and other charges are limited only by the contract with our borrowers.

USA PATRIOT Act. Congress adopted the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) in response to the terrorist attacks that occurred on September 11, 2001. Under the Patriot Act, certain financial institutions are required to maintain and prepare additional records and reports that are designed to assist the government’s efforts to combat terrorism. The Patriot Act includes sweeping anti-money laundering and financial transparency laws and required additional regulations, including, among other things, standards for verifying client identification when opening an account and rules to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism or money laundering. The Patriot Act currently has limited application to our business, in that it requires us to report certain client account information to the federal Financial Crimes Enforcement Network (“FinCEN”) if and to the extent requested by FinCEN. In the future, amendments to this law, and/or regulations promulgated thereunder, may impose additional burdens on us.

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Governmental Monetary and Credit Policies and Economic Controls. The earnings and growth of the lending industry and ultimately of the Company are affected by the monetary and credit policies of governmental authorities, including the Board of Governors of the Federal Reserve System (the “FRB”). An important function of the FRB is to regulate the national supply of credit in order to control recessionary and inflationary pressures. Among the instruments of monetary policy used by the FRB to implement these objectives are open market operations in U.S. Government securities, changes in the federal funds rate, changes in the discount rate of member bank borrowings, and changes in reserve requirements against member bank deposits. These means are used in varying combinations to influence overall growth of bank loans, investments and deposits and may also affect interest rates charged on loans or paid for deposits. The monetary policies of the FRB have had a significant effect on the operating results of lending institutions in the past and are expected to continue to have such an effect in the future. In view of changing conditions in the national economy and in the money markets, as well as the effect of actions by monetary and fiscal authorities, including the FRB, no prediction can be made as to possible future changes in interest rates or loan demand or their effect on our business and earnings.

Federal Securities Laws. Following this offering, we will be subject to certain information reporting and other requirements of the Exchange Act, including provisions added by the Sarbanes-Oxley Act of 2002 and the regulations adopted by the SEC thereunder. These laws and regulations impose requirements and restrictions on us, including, among other things, restrictions on loans to and other transactions with insiders, rigorous disclosure requirements in the reports and other documents that we file with the SEC, and other corporate governance requirements.

Environmental Laws. Certain environmental regulations may affect our operations. For example, our ability to foreclose on the real estate collateralizing our loans may be limited by environmental laws which pertain primarily to commercial properties that require a current or previous owner or operator of real property to investigate and clean up hazardous or toxic substances or chemical releases on the property. In addition, the owner or operator may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and cleanup costs relating to the contaminated property. While we would not knowingly make a loan collateralized by real property that was contaminated, it is possible that the environmental contamination would not be discovered until after we had made the loan.

Future Legislation. Periodically, the federal and state legislatures consider bills with respect to the regulation of financial institutions. Some of these proposals could significantly change the regulation of the financial services industry. We cannot predict whether such proposals will be adopted or their effect on us if they should be adopted.

Although we believe that we are currently in compliance with statutes and regulations applicable to our business, there can be no assurance that we will be able to maintain compliance with existing or future governmental regulations. The failure to comply with any current or subsequently enacted statutes and regulations could result in the suspension of our business activities and/or the suspension or termination of the licenses on which we rely to conduct our business, and such suspension or termination could have a materially adverse effect on us. Furthermore, the adoption of additional statutes and regulations, changes in the interpretation and enforcement of current statutes and regulations, or the expansion of our business into jurisdictions that have adopted more stringent regulatory requirements than those in which we currently conduct business could limit our activities in the future or significantly increase the cost of regulatory compliance. In addition, any change in our business activities may subject us to federal or state licensing requirements, regulatory oversight, minimum net worth requirements and other requirements imposed on licensed and/or regulated lending entities generally.

Employees

We are an emerging growth company currently being developed and currently have no salaried or waged employees. Our sole officer and director currently serves the Company for no compensation.

Intellectual Property

The Company’s operations do not depend upon patents or copyrights. Certain information about the way the Company does business is considered by the Company to be unique and proprietary, including knowledge related to the marketing, origination and servicing of our Hard Money Loans. The Company intends to require its future key employees or consultants to sign non-disclosure or non-competition agreements with restrictions on divulging the Company’s confidential information. The Company is not a party to any license agreement, nor does the nature of its business require expenditure of funds for research and development.

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Legal Proceedings

There is no past, pending or threatened litigation which has had or may have a material effect upon the Company’s business, financial condition or operation.

We currently do not have any outstanding Preferred Interests. We do not lease or own any real property. We do not pay rent for our corporate headquarters which is owned by our Manager because the amount of the space we use at such office is de minimis. We believe that this space will be sufficient until we start generating revenues and need to hire employees.

TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES

The following discussion is a summary of the federal income tax considerations material to an investment in the Preferred Interests. This summary is based upon the Internal Revenue Code, Treasury Regulations promulgated thereunder, current positions of the Internal Revenue Service contained in Revenue Rulings, Revenue Procedures and other administrative actions and existing judicial decisions in effect as of the date of this Offering.

Investors should realize that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each of our Preferred Members. The federal and state income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a Preferred Member’s particular circumstances. Further, no representations are made in this Offering as to local tax considerations. The discussion below is directed primarily to individual taxpayers who are citizens or residents of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules such as Subchapter S corporations and any potential investor who is not a U.S. citizen or resident are cautioned to consult their own personal tax advisors before investing in the Preferred Interests.

Investors should note that we do not intend to request a private letter ruling from the Internal Revenue Service with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested. There can be no assurance that the present federal income tax laws applicable to Preferred Members and our operations will not be changed, prospectively or retroactively, by additional legislation, by new Treasury Regulations, judicial decisions or administrative interpretations, any of which could adversely affect a limited partner, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws.

Each prospective investor is urged to consult with the investor’s personal tax advisor with respect to his or her personal federal, state and local income tax considerations arising from a purchase of our Preferred Interests. Investors should be aware that the Internal Revenue Service may not agree with all tax positions taken by us and that legislative, administrative or judicial decisions may reduce or eliminate anticipated tax benefits.

We will furnish to each Preferred Members and any assignee of Preferred Interests on an annual basis the information necessary for the preparation and timely filing of a federal income tax return. Investors should note that information returns filed by us will be subject to audit by the Internal Revenue Service and that the Commissioner of the Internal Revenue Service has announced that the Internal Revenue Service will devote greater attention to the proper application of the tax laws to companies.

Neither our Manager, its officers, directors, nor its affiliates are providing tax advice to prospective investors, and the Manager recommends Preferred Members consult with their tax advisors with respect to the impact of any relevant legislation on Preferred Members’ investments and the status of legislative, administrative, judicial or regulatory developments and proposals and their potential effect on an investment in the Company.

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Taxation of Undistributed Company Income (Individual Investors)

Under the laws pertaining to federal income taxation of limited liability companies that are treated as partnerships, no federal income tax is paid by the Company as an entity. Each individual member reports on his federal income tax return his distributive share of Company income, gains, losses, deductions and credits, whether or not any actual distribution is made to such member during a taxable year. Each individual member partner may deduct his distributive share of Company losses, if any, to the extent of the tax basis of his Units at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the member as it was for the Company. Since individual members will be required to include Company income in their personal income without regard to whether there are distributions of Company income, such investors will become liable for federal and state income taxes on Company income even though they have received no cash distributions from the Company with which to pay such taxes.

Tax Returns

Annually, the Company will provide the Members sufficient information from the Company's informational tax return for such persons to prepare their individual federal, state and local tax returns. The Company's informational tax returns will be prepared by certified public accountants selected by the Managers.

Unrelated Business Taxable Income

Units may be offered and sold to certain tax exempt entities (such as qualified pension or profit sharing plans) that otherwise meet the investor suitability standards described elsewhere in this Offering Circular. (See "Investor Suitability Standards.") Such tax exempt entities generally do not pay federal income taxes on their income unless they are engaged in a business which generates "unrelated business taxable income," as that term is defined by Section 513 of the Code. Under the Code, tax exempt purchasers of Units may be deemed to be engaged in an unrelated trade or business by reason of interest income earned by the Company. Although interest income (which will constitute the primary source of Company income) ordinarily does not constitute an item of unrelated business taxable income, this exclusion does not apply to the extent interest income is derived from "debt-financed property." To increase Company profits or increase Company liquidity, the Managers may borrow funds in order to invest in properties. This "leveraging" of the Company's property portfolio will constitute an investment in "debt-financed property" will be unrelated business income taxable to ERISA plans. Unrelated business income is taxable only to the extent such income from all sources exceeds $1,000 per year. The remainder of a tax exempt investor's income will continue to be exempt from federal income taxes to the extent it complies with other applicable provisions of law, and the mere receipt of unrelated business income will not otherwise affect the qualification of an IRA or ERISA plan under the Code. The Manager does not anticipate that the Company will ever earn so much unrelated business taxable income as to exceed this $1,000 threshold for any tax exempt investor.

Rents from real property and gains from the sale or exchange of property are also excluded from unrelated business taxable income, unless the property is held primarily for sale to customers or is acquired or leased in certain manners described in Section 514(c)(9) of the Code. Therefore, unrelated business taxable income may also be generated if the Company operates or sells at a profit any property, but only if such property (1) is deemed to be held primarily for sale to customers, or (2) is acquired from or leased to a person who is related to a tax- exempt investor in the Company.

The trustee of any trust that purchases Units in the Company should consult with his tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

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SUMMARY OF OPERATING AGREEMENT

The following is a summary of the Operating Agreement for the Company restated and amended as of May 1, 2016, and is qualified in its entirety by the terms of the Operating Agreement itself. Potential investors are urged to read the entire Operating Agreement which is set forth as an exhibit to this Offering Circular.

Membership Classes

The Company currently has two outstanding membership classes: (i) the Management Interests issued to the Manager; and (ii) the Preferred Interests being offered to new members.

Rights and Liabilities of Members

The rights, duties and powers of Members are governed by the Operating Agreement and The Delaware Revised Limited Liability Company Act (the "Act") and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such Agreement and Act. Preferred Members who become Members in the Company in the manner set forth herein will be responsible for the obligations of the Company and will be liable only to the extent of their agreed upon capital contributions. Members may be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to Members may constitute, wholly or in part, return of capital.

Members will have no control over the management of the Company whatsoever except a Member Majority may elect a new successor manager upon the cessation of a Manager for any reason (such as the withdrawal or resignation). It will be impossible for the Members to remove a Manager or, for that matter, make any of the decisions above, without the consent of the Managers.

Capital Contributions

Preferred Interests in the Company will be sold for $1,000 each. For purposes of meeting this minimum investment requirement, a person may cumulate Interests he or she purchases individually or with ERISA funds with Interests purchased by his or her spouse or related family members, all at the discretion of the Manager. To purchase Interests an investor must deliver to the Company a Subscription Agreement.

Rights, Powers and Duties of Manager

Subject to the right of the Members to vote on specified matters, the Manager will have complete charge of the business of the Company. The Manager is not required to devote full time to Company affairs but only such time as is required for the conduct of Company business. The Manager acting alone has the power and authority to act for and bind the Company.

The Manager is granted the special power of attorney of each Member for the purpose of executing the documents which the Members have expressly agreed to execute and deliver or which are required to be executed, delivered and/or filed under applicable law.

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Profits and Losses

Losses for any Allocation Year shall be allocated among the Preferred Members in proportion to their positive Unreturned Capital Contributions. Thereafter, all losses shall be allocated to the Management Interest. Profits shall be first be allocated pro rata to the Members in accordance with the amount of Losses previously allocated if such previous Losses were not offset by Profits. Thereafter, Profits shall be allocated to the Preferred Members to the extent that they have received cash distributions on their Contributed Capital, and then to the Management Interest.

Cash Distributions from Operations

Promptly after the end of each quarter, the Company will make distributions of Distributable Cash in amounts to be determined at the sole discretion of the Manager, as follows:

First, to the Preferred Members, in accordance with their Percentage Interests, until the Preferred Members have received total distributions equal seven percent (7%) per annum return on their Capital Account Balance.

Then, to the Manager.

Such Distributions from operations of Distributable Cash shall not result in a reduction of the Capital Contribution of a Member. Only distributions from a Capital Transaction will result in a reduction of Capital Contributions.

"Distributable Cash" means all cash of the Company derived from Company operations and miscellaneous sources (whether or not in the ordinary course of business) reduced by: (a) the amount necessary for the payment of all current installments of interest and/or principal due and owing with respect to third party debts and liabilities of the Company during such period, including but not limited to any short term loan, permanent loan or any other third party financing obtained by or on behalf of the Company; (b) the repayment of Advances, plus interest thereon; and (c) such additional reasonable amounts as the Manager, in the exercise of sound business judgment, determines to be necessary or desirable as a reserve for the operation of the business and future or contingent liabilities of the Company.

“Preferred Return” shall mean a return of seven percent (7%) per annum on Preferred Membership Interests.

Capital Transactions

In the event of a Capital Transaction (as defined in the Operating Agreement of the Company), the proceeds from such a Capital Transaction will first go to pay any indebtedness on the property involved in the Capital Transaction, then will be distributed as follows:

First, to the Preferred Members, in accordance with their Percentage Interests, until the Preferred Members have received total distributions equal seven percent (7%) per annum return on their Unreturned Capital Contributions with respect to the property in question.

Second, to the Preferred Members, in proportion to their respective Interest in the Company, in an amount equal to 100% of that portion of each Preferred Member's Capital Contribution allocated to the property involved in the Capital Transaction, based upon the cost of that property as a percentage of the cost of all properties purchased by the Company. This distribution will result in a partial return of each relevant Preferred Member’s respective Capital Contribution.

Third, to the Manager, in an amount equal to 100% of the remaining proceeds from the capital transaction.

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Distribution at Liquidation

In the event of distributions at liquidation, the proceeds from all liquidation activities will first go to pay any indebtedness on the property involved in the Capital Transaction, then will be distributed as follows:

First, to the Preferred Members, regardless of Class, return of their Capital Account, prorated with the numerator being the Preferred Member’s individual Capital Account balance and the denominator being the sum of all Preferred Members’ Capital Account balances until all Preferred Members’ Capital Account balances are zero.

Second, so long as the Preferred Members have received 100% of their Capital Account, an amount equal to 100% of that portion of the Manager’s capital account balance.

Third, to the Preferred Members, in accordance with their Percentage Interests, until the Preferred Members have received total distributions equal seven percent (7%) per annum return on their Capital Account Balance.

Fourth, to the Manager, in an amount equal to 100% of remaining proceeds from the capital transaction.

In the alternative, the Manager, in its sole discretion, may elect to forgo the distributions under this section and re-invest the monies so retained by the Company

Capital Account Maintenance

The Manager will establish a capital account for each Preferred Member which will, upon admission to the Company, be credited with the amount paid by such Preferred Member for the purchase of Units. Thereafter, Preferred Members' capital account balance will be increased on a quarterly basis by: (i) the Preferred Members' pro rata share of any net income earned by the Company in such period; and (ii) any additional capital contributions made by the Preferred Members during such period through the purchase of additional Units. Preferred Members' Capital Account Balance will be reduced on a quarterly basis by any allocated losses or by a return of Capital Contribution made to the Preferred Members.

In the event any interest in the Company is transferred according to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

Meetings

The Manager may call a meeting of the Company. Unless the notice otherwise specifies, all meetings will be held at the office of the Company.

Accounting and Reports

Semi-Annual Reports

The semi-annual reports will provide the following information:

(a)	the location and a description of the general character of all materially important real properties acquired or presently intended to be acquired by or leased to the program, during the quarter,

(b)	the present or proposed use of such properties and their suitability and adequacy for such use,

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(c)	the terms of any material lease affecting the property,

(d)	the proposed method of financing, including estimated down payment, leverage ratio, prepaid interest, balloon payment(s), prepayment penalties, due-on-sale or encumbrance clauses and possible adverse effects thereof and similar details of the proposed financing plan,

(e)	a statement that title insurance and any required construction, permanent or other financing and performance bonds or other assurances with respect to builders have been or will be obtained on all properties acquired, and

Members will also be provided, on their quarterly reports, the Member’s Capital Account Balance, distributions accumulated (if any), and distributions paid.

Annual Reports

The Manager will cause to be prepared and furnished to the Members an annual report of the Company's operation, which will include financial statements audited by an independent accounting firm. Within six months of the close of the year covered by the report, a copy or condensed version will be furnished to the Members. The Members will also be furnished such detailed information as is reasonably necessary to enable them to complete their own tax returns within 90 days after the end of the year. Any Member may inspect the books and records of the Company at all reasonable times and upon reasonable prior notice to the Manager.

Members will also be provided, on their quarterly reports, the Member’s Capital Account Balance, distributions accumulated (if any), and distributions paid.

Amendment of the Agreement

The Operating Agreement may be amended by the Manager alone.

Withdrawal from Fund

Members may withdraw as a Member of the Company and may receive a 90% return of capital provided that the following conditions have been met: (a) the Member has been a Member of the Company for a period of at least twenty-four (24) months; and (b) the Member provides the Company with a written request for a return of capital at least thirty (30) days prior to such withdrawal (“Withdrawal Notice”).

Members may withdraw as a Member of the Company and may receive a 95% return of capital provided that the following conditions have been met: (a) the Member has been a Member of the Company for a period of at least thirty-six (36) months; and (b) the Member provides the Company with a written request for a return of capital at least thirty (30) days prior to such withdrawal (“Withdrawal Notice”).

The Company will use its best efforts to honor requests for a return of capital subject to, among other things, the Company’s then cash flow, financial condition, and approval by the Manager. Each request for a return of capital will be limited to twenty-five (25%) of such Member's capital account balance such that it will take four quarters for a Member to withdraw his, her, or its total investment in the Company; provided, however, that the maximum aggregate amount of capital that the Company will return to the Members each year is limited to ten percent (10%) of the total outstanding capital of the Company. Notwithstanding the foregoing, the Manager may, in its sole discretion, waive such withdrawal requirements if a Member is experiencing undue hardship.

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The Company will not establish a reserve from which to fund withdrawals of Members’ capital accounts and such withdrawals are subject to the availability of cash in any calendar quarter to make withdrawal distributions ("Cash Available for Withdrawals") only after: (i) all current Company expenses have been paid (including compensation to the Manager, Manager and its affiliates as described in this Offering Circular); (ii) adequate reserves have been established for anticipated Company operating costs and other expenses and advances to protect and preserve the Company's investments in Properties; and (iii) adequate provision has been made for the payment of all monthly cash distributions owing to Members.

If at any time the Company does not have sufficient Cash Available for Withdrawals to distribute the quarterly amounts due to all Members that have outstanding withdrawal requests, the Company is not required to liquidate any Properties for the purpose of liquidating the capital account of withdrawing Members. In such circumstances, the Company is merely required to distribute that portion of the Cash Available for Withdrawals remaining in such quarter to all withdrawing Members pro rata based upon the relative amounts being withdrawn as set forth in the Withdrawal Notice.

Notwithstanding the foregoing, the Manager reserves the right to utilize all Cash Available for Withdrawals to liquidate the capital accounts of deceased Members or ERISA plan investors in whole or in part, before satisfying outstanding withdrawal requests from any other Members. The Manager also reserves the right, at any time, to liquidate the capital accounts of ERISA plan investors to the extent the Manager determines, in its sole discretion, that any such liquidation is necessary in order to remain exempt from the Department of Labor's "plan asset" regulations. Additionally, the Manager has the discretion to limit aggregate withdrawals during any single calendar year to not more than 10% of the total Company capital accounts of all Members that were outstanding at the beginning of such calendar year.

Dissolution and Winding-Up

The Company may be dissolved upon (i) the entry of a decree of judicial dissolution; or (ii) the sale of all or substantially all of Company's assets. Upon dissolution of the Company, all Preferred Members will participate in the Company's liquidating distributions in proportion to their relative capital accounts.

Limitations on Transferability

The Operating Agreement places substantial limitations upon transferability of Membership Interests. Any transferee (including a donee) must be a person or entity which would have been qualified to purchase a Unit in this offering and a transferee may not become a substituted Member without the consent of the Manager. A transferee who does not become a substituted Member will own an economic interest which entitles him or her only to the share of income or return of capital to which the transferor would be entitled.

Term of the Company

The Manager intends to raise capital for one year and operate the Company for five (5) to seven (7) years.

Mediation and Arbitration

Any dispute between the parties in connection with the Operating Agreement is subject to certain mediation and arbitration requirements set forth in the Operating Agreement. Potential investors should review such requirements and limitations prior to investing.

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LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this Offering.

Name of Beneficial Owner	Membership Interests	Percent Before Offering	Percent After Offering

Tradewinds Realty Partners, LLC	100%	100%	100%
TOTAL	100%	100%	100%

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this Offering.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Principals of the Manager of the Company are as follows:

Name	Age	Title

Sherman Ragland	53	President, Treasurer, and Manager of Tradewinds Realty Partners, LLC

Duties, Responsibilities and Experience

The following individuals are the decision makers of Tradewinds Realty Partners, LLC which is the Manager of the Company. All business and affairs of the Company shall be managed by the Manager. The Manager shall direct, manage, and control the Company to the best of its ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things that the Manager shall deem to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Manager is described in the Operating Agreement.

The principals of the Manager are as follows:

Tradewinds Realty Partners, LLC, Managing Member

Sherman Ragland, Age 53, Sole Principal and Owner of Tradewinds Realty Partners, LLC, Manager

Having begun his real estate development and investing career 22 years ago as “Employee #2” at Xerox Realty’s billion dollar new town development known as Lansdowne, VA, Sherman Ragland is widely regarded today as The 'Dean' of Washington Real Estate. He is the former Commonwealth Visiting Lecturer on Real Estate Finance at George Mason University, a member of the Wharton Real Estate Center of the University of Pennsylvania and the host of the award-winning Real Investors™ Talk Radio, and is regarded as one of the most knowledgeable speakers/educators on effective real estate investing strategies for busy professionals in the Greater Washington/Baltimore region. As an employee, entrepreneur and investor, Ragland has been directly involved in every facet of real estate investing from “2-bedroom Section 8 bungalows in Capitol Heights to 2,200 acre billion dollar new town projects and everything in-between.”

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Mr. Ragland is a Wharton MBA and the Host of Real Investors Talk Radio™, a nationally syndicated radio program dedicated to assisting people in all walks of life to learn the correct way to invest in real estate.

In 1984, as a college senior, Ragland’s life was changed through his interaction with his first mentor, Jim Rouse, a nationally known real estate developer who thought Ragland would "do well" in commercial real estate, and after completing his MBA at the Wharton School Ragland worked for two national real estate development firms in the areas of finance and real estate development. In 1990, Ragland started his own company, Tradewinds International, which acquired the rights to run the only private jet facility at Washington, DC’s National Airport (DCA). On September 11, 2001, this operation and its 65 employees were forever changed due to the terrorist attacks in New York and the Pentagon in DC. In one day, his $24 million a year business was wiped out due to new FAA/Secret Service restrictions on private jets entering airspace in close proximity to the White House.

Needing a new source of cash to live, and continue the fight to reopen his aviation business, Ragland returned to his real estate leanings starting with the renovation and sale of single-family homes. To maintain his family’s life-style, he quickly learned numerous "quick-cash" and "no-money down" strategies which put large chunks of cash into the family bank account and within a year started teaching others in the Washington, DC area these same "street savvy" investing strategies, as well as "traditional" long-term real estate investing ideas.

In 2002, Ragland was presented with the prestigious "Blue Vase" award and named Investor of the Year at the National Real Estate Investors Conference in Atlanta, GA.

Today, Ragland is a full-time real estate investor and his team takes on real estate ventures of all sizes including: large mixed-use developments, retail, apartments, land development and, yes, even the renovation of single-family houses. Ragland is quick to proclaim: "Never again will I allow my family’s financial health to be tied to only one income source".

In addition to his own investments, in 2001, Ragland began to share strategies from day one with an initial "Master-Mind" group of four investors. According to Ragland, "I know first hand how difficult it is to make the transition from employee to entrepreneur. Associating with other like-minded people is one of the keys to making this transition". With each monthly meeting this group grew and it is now one of the largest real estate investor groups affiliated with the National Real Estate Investor’s Association.

Through his appearances in leading magazines and national business publications like: Fortune and Investor’s Business Daily, and participation as a frequently invited guest lecturer at leading graduate institutions like The Wharton School of the University of Pennsylvania and George Mason University, Ragland is widely regarded as one of the "Top 10" National Teachers on the subject of Real Estate Investing Strategies for Professionals. He has recently completed two books: "7 Habits of Highly Successful Real Estate investors" and Walking With the Wise For Entrepreneurs, Co-Authored with Suze Orman and Donald Trump.

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EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of the Principals of our Manager:

Name and Principal Position	Year	Salary	Bonus	Option Awards	All Other Compensation(1)
Sherman Ragland, President, Manager, and Treasurer of Tradewinds Realty Partners, LLC Manager	2013	$0	$0	$0	100% of the LLC Interests
Sherman Ragland, President, Manager, and Treasurer of Tradewinds Realty Partners, LLC Manager	2014	$0	$0	$0	$0
Sherman Ragland, President, Manager, and Treasurer of Tradewinds Realty Partners, LLC Manager	2015	$0	$0	$0	$0
Sherman Ragland, President, Manager, and Treasurer of Tradewinds Realty Partners, LLC Manager	2016	$0	$0	$0	$0
Sherman Ragland, President, Manager, and Treasurer of Tradewinds Realty Partners, LLC Manager	2017	$0	$0	$0	$0

For organizing the Company, business plan development, putting together this Offering, initial capitalization, and other related services, the Manager of our Company has been awarded 100% of the Management Interests in our Company.

The Manager shall receive reimbursement for expenses incurred on behalf of the Company. The Manager will also receive 100% of distributions available after the Preferred Members have received Preferred Return.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

The principals of our Manager have agreed to provide services to us without compensation until such time that we have sufficient earnings from our revenue. The Manager has received the Membership Interests in exchange for cash.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from our Manager. Office services are provided without charge by the Company’s Manager. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

We have issued 100% of the Management Interests to our Manager. The Manager shall receive the following fees and compensation:

Phase of Operation	Basis for Fee	Amount of Fee
Management Fee (Fee charged to the Company)	Fees associated with oversight of the Company and Company assets.

The Manager shall receive fee of 100% of the available cash distributions (profits) after the Members have received a Preferred Return. The total amount of fees that the Manager may receive cannot be determined at this time. This may be paid monthly.

Origination and Administration Fee (Fee charged to the Borrower)	Manager’s Compensation for time spent for originating, underwriting, and administering the Loan.	$1,500 per Loan paid by the Borrower. The total the Manager may receive cannot be determined at this time. Paid by the Borrower.
Inspection Fees (Fee charged to the Borrower)	Manager’s compensation for inspecting properties for construction draws.	A reasonable fee charged to the Borrower for inspecting the property prior to releasing a construction draw. The total the Manager may receive cannot be determined at this time.

SELECTION, MANAGEMENT AND CUSTODY OF COMPANY’S INVESTMENTS

Management of our investments will be vested in the Manager of the Company.

LIMITATIONS OF LIABILITY

As permitted by Maryland law, our amended and restated Certificate of Organization and Operating Agreement contain provisions that limit or eliminate the personal liability of our Manager for breaches of duty to the LLC to the fullest extent permitted under Maryland law. Maryland law provides that management of a limited liability company will not be personally liable for monetary damages for breaches of their fiduciary duties as Manager, except liability for:

•	any breach of the Manager’s duty of loyalty to our Members;

•	any act or omission not in good faith, believed to be contrary to the interests of the Company or its Members, involving reckless disregard for the Manager’s duty, for acts that involve an unexcused pattern of inattention that amounts to an abdication of duty, or that involves intentional misconduct or knowing or culpable violation of law;

•	any unlawful payments related to distributions, Unit repurchases, redemptions, loans, guarantees or other distributions; or

•	any transaction from which the Manager derived an improper personal benefit.

These limitations do not affect the availability of equitable remedies, including injunctive relief or rescission. As permitted by Maryland law, our amended and restated Certificate of Organization and Operating Agreement also provide that:

•	we will indemnify our Manager to the fullest extent permitted by law;

•	we may indemnify our other employees and other agents to the same extent that we indemnify our Manager; and

•	we will advance expenses to our Manager in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

The indemnification provisions contained in our amended and restated Certificate of Organization and Operating Agreement are not exclusive.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Preferred Interests was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this Offering and the registration statement have not been audited.

Trowbridge Sidoti LLP is providing legal services relating to this Form 1-A.

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FINANCIAL STATEMENTS

CAPITAL CITIES FUND, LLC

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Capital Cities Fund L.L.C.

Balance Sheets (unaudited)

	As of December 31, 2016	As of December 31, 2017
Assets

Cash	9	30

Total Assets	9	30

Liabilities & Equity

Total Liabilities	-	-

Equity
Member Contributions	19,315	19,415
Members Draw	-	-
Members Equity	3	7
Retained Earnings	(13,284)	(19,308)
Opening Balance Equity	-	-
Net Loss	(6,025)	(84)
Total Equity	9	30

Total Liabilities & Equity	9	30

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Capital Cities Fund L.L.C.

Statements of Operations (unaudited)

	For the year ended December 31, 2016	For the year ended December 31, 2017
Ordinary Income/Expense

Income
Rental	-	-
Total Income	-	-

Expense
Bank Service Charges	94.50	84.00
Business License/Permits	300.00	0
Office Expense	630.00
Legal Fees	5,000.00	0
Total Expenses	$6,024.50	$84.00
Net Loss	$(6,024.50)	$(84.00)

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Capital Cities Fund L.L.C.

Statement of Member’s Equity (unaudited)

Statement of Members' Equity (Deficit)	Manager's Equity	Member's Equity	Accumulated Deficit	Total
Balance at December 31, 2014	13,283.00	-	(7,900.00)	5,383.00
Net loss		-	(5,384.00)	(5,384.00)
Balance as of December 31, 2015	13,283.00	-	(13,284.00)	(1.00)
Net loss		-	(6,025.00)	(6,025.00)
Contribution by Manager	6,035.00	-		6,035.00
Balance as of December 31, 2016	19,318.00	-	(19,309.00)	9.00
Net loss			(84.00)	(84.00)
Contribution by Manager	104.50			104.50
Balance as of December 31, 2017	19,422.50		(19,393.00)	29.50

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Capital Cities Fund, LLC
(A Development Stage Company)
Statements of Cash Flow

	For the	For the
	Year Ended	Year Ended
	31-Dec-16	31-Dec-17

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(6,025)	$(84)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase in other current asset

Changes in operating assets and liabilities:
Increase (decrease) in accounts payable	-	-

Net cash provided by (used in) operating activities	(6,025)	(84)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Increase (decrease) in officer advances

Member Contributions	6,034	105

Net cash provided by (used in) financing activities	6,034	105

Net increase (decrease) in cash	9	21

Cash at beginning of period	-	9

Cash at end of period	$9	$30

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :

Interest	$-	$-

Income Taxes	$-	$-

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Capital Cities Fund, LLC

Notes to Financial Statements

December 31, 2016 and December 31, 2017

(unaudited)

1. NATURE OF OPERATIONS

(“The Company”) was formed in the State of Maryland on April 8, 2013 as Limited Liability Company (“LLC”) to engage in the creation and development of an investment strategy. The Company is in the development stage with no revenues and a limited operating history.

As of December 31, 2017, the Company has not yet commenced planned principal operations nor generated revenue. The Company’s activities since inception have consisted of formation activities and preparations for capital raising. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure funding to operationalize the Company’s planned operations or failing to profitably operate the business.

NOTE 2: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not yet commenced planned principal operations and has not generated revenues or profits since inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to obtain additional capital financing. The Company’s manager is willing to continue to fund its operational needs to facilitate its capital financing needs and plans to fund all such expenses necessary over the next 12 months. No assurance can be given that the Company will be successful in these efforts.

NOTE 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

The Company adopted the calendar year as its basis of reporting.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

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Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheets approximate their fair value.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured. No revenue has been earned or recognized as of December 31, 2017.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

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Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (SAB) Topic 5A - "Expenses of Offering". Deferred offering costs consist principally of legal fees incurred in connection with an offering the Company intends to commence during 2017 under Regulation A. Prior to the completion of the offering, these costs are capitalized as deferred offering costs on the balance sheet.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in the statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in an enterprise’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction.

NOTE 4: MEMBERS’ EQUITY

The Company has name Tradewinds Realty Partners, LLC, a related party to the Company, as its managing member. Tradewinds Realty Partners, LLC holds 100% of the members’ equity of the Company as of December 31, 2017.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

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NOTE 5: RELATED PARTY TRANSACTIONS

The Company has engaged a related party, Tradewinds Realty Partners, LLC , to manage the Company.

Tradewinds Realty Partners, LLC intends to cover the Company’s expenses until it is able to raise the necessary proceeds to facilitate the operations of the Company on a stand-alone basis.

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

NOTE 7: SUBSEQUENT EVENTS

In February 2018, the SEC qualified the Company’s registration under Regulation A. The Company intends to have an initial public offering of its equity in 2018.

Management has evaluated subsequent events through May 30, 2018, the date the financial statements were available to be issued. Based on this evaluation, no additional material events were identified which require adjustment or disclosure in these financial statements.

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PART III — EXHIBITS

Item 1. Index to Exhibits

1.	Articles of Organization

2.	Operating Agreement

3.	Subscription Agreement

4.	Opinion re: Legality

5.	Tax Opinion

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SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Maryland, on July 18, 2018.

Capital Cities Fund, LLC

/s/ Sherman Ragland
Sherman Ragland, Manager of Tradewinds Realty Partners, LLC
Manager (Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, and Principal Accounting Officer)

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Sherman Ragland
Sherman Ragland, Manager of Tradewinds Realty Partners, LLC

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